UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2007
E ENERGY ADAMS, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska	333-128902	20-2627531
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

510 Main Street, P.O. Box 49, Adams, Nebraska	68301
(Address of principal executive offices)	(Zip Code)
(402) 988-4655
(Issuer’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Amendments to Material Definitive Agreements
Plant Manager Employment Agreement
On January 8, 2007, E Energy Adams, LLC (“E Energy Adams”) entered into an Amended Employment Agreement for the position of Plant Manager with Lance Liebergen. The amendment increases the number of Paid Time Off (“PTO”) and Holidays for which Mr. Liebergen will be eligible. Under the original Employment Agreement, Mr. Liebergen was entitled to the following number of paid PTO days:
1 to 4 years of employment 15 days per year
5 to 9 years of employment 20 days per year
10 + years of employment 25 days per year
Under the Amended Employment Agreement, Mr. Liebergen will now be entitled to the following number of paid PTO days:
1 to 4 years of employment 20 days per year
5 to 14 years of employment 25 days per year
15 + years of employment 30 days per year
Grain Manager Employment Agreement
On January 8, 2007, E Energy Adams, LLC (“E Energy Adams”) entered into an Amended Employment Agreement for the position of Grain Manager with Andrew Johansen. The Amended Employment Agreement increases the number of Paid Time Off days and Holidays for which Mr. Johansen will be eligible. Under the original Employment Agreement, Mr. Johansen was entitled to the following number of paid PTO days:
1 to 4 years of employment 15 days per year
5 to 9 years of employment 20 days per year
10 + years of employment 25 days per year
Under the Amended Employment Agreement, Mr. Johansen will now be entitled the following number of PTO days:
1 to 4 years of employment 20 days per year
5 to 14 years of employment 25 days per year
15 + years of employment 30 days per year
In addition, the Amended Employment Agreement provides that Mr. Johansen’s base salary will increase from $80,000 to $85,000 at the official start-up of the plant rather than 90 days after the official start-up of the plant. Finally, the radius of the “Restricted Territory” for purposes of the Covenant not to Compete has been reduced from a 200 mile radius to a 100 mile radius.

Exhibit No.	Description

99.1	Amended Employment Agreement for Plant Manager between E Energy Adams, LLC and Lance Liebergen dated January 8, 2007.

99.2	Amended Employment Agreement for Grain Manager between E Energy Adams, LLC and Andrew Johansen dated January 8, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E ENERGY ADAMS, LLC

January 11, 2007	/s/ Sam Sacco

Date	Sam Sacco, CEO